Exhibit 99.1

For Immediate Release

Mediacom Broadband LLC and Mediacom LLC Report

Results for Second Quarter 2014

Mediacom Park, NY – August 5, 2014 – MEDIACOM BROADBAND LLC AND MEDIACOM LLC, wholly-owned subsidiaries of Mediacom Communications Corporation, today each reported unaudited financial and operating highlights for the three months ended June 30, 2014.

Mediacom Broadband LLC*

•	Revenues were $236.8 million, reflecting a 2.9% increase from the prior year period

•	Operating income before depreciation and amortization (“OIBDA”) was $92.7 million, reflecting a 5.8% increase from the prior year period

•	Free cash flow of $30.9 million, compared to $18.0 million in the prior year period

•	Net quarterly decline of 5,000 primary service units (“PSUs”), compared to a net increase of 2,000 PSUs in the prior year period

Mediacom LLC*

•	Revenues were $178.8 million, reflecting a 1.9% increase from the prior year period

•	Adjusted OIBDA was $71.8 million, reflecting a 0.9% increase from the prior year period

•	Free cash flow of $17.2 million, compared to $12.7 million in the prior year period

•	Net quarterly decline of 9,000 PSUs, compared to a net increase of 2,000 PSUs in the prior year period

About Mediacom

Mediacom Communications Corporation is the nation’s eighth largest cable television company and one of the leading cable operators focused on serving the smaller cities in the United States, with a significant customer concentration in the Midwestern and Southeastern regions. Mediacom Communications offers a wide array of information, communications and entertainment services and provides innovative broadband solutions through its Mediacom Business division. Mediacom Communications also sells advertising and production services through its OnMedia division. More information about Mediacom Communications is available at www.mediacomcc.com.

Contacts:
Investor Relations	Media Relations
Jack P. Griffin	Thomas J. Larsen
Director, Corporate Finance (845) 443-2654	Group Vice President, Legal and Public Affairs
(845) 443-2754

*	See Table 5 for information regarding our use of non-GAAP measures and definitions of OIBDA, Adjusted OIBDA and free cash flow.

TABLE 1*

Mediacom Broadband LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2014	2013	YoY% Change
Video	$113,641	$115,295	(1.4%)
High-speed data	66,302	61,837	7.2%
Phone	16,073	16,715	(3.8%)
Business services	28,369	24,295	16.8%
Advertising	12,404	12,039	3.0%

Total revenues	$236,789	$230,181	2.9%
Service costs	(94,397)	(92,934)	1.6%
SG&A expenses	(45,421)	(45,684)	(0.6%)
Management fees	(4,300)	(4,000)	7.5%

OIBDA (a)	$92,671	$87,563	5.8%
Cash interest expense (a)	(23,242)	(23,239)	0.0%
Capital expenditures (b)	(34,002)	(41,836)	(18.7%)
Dividend to preferred members	(4,500)	(4,500)	—

Free cash flow (a)	$30,927	$17,988	71.9%

OIBDA margin (c)	39.1%	38.0%

	June 30, 2014	June 30, 2013
Video customers	515,000	549,000
High-speed data (“HSD”) customers	548,000	525,000
Phone customers	212,000	202,000

Primary service units (“PSUs”)	1,275,000	1,276,000

Video customer declines	(9,000)	(9,000)
HSD customer increases	2,000	5,000
Phone customer increases	2,000	6,000

Quarterly PSU (declines) increases	(5,000)	2,000

Customer relationships (d)	708,000	716,000

Average total monthly revenue per:
PSU (e)	$61.78	$60.18
Customer relationship (f)	$111.01	$107.31

	June 30, 2014	June 30, 2013
Bank credit facility	$1,348,000	$1,638,000
5 1⁄2% senior notes due 2021	200,000	—
6 3⁄8% senior notes due 2023	300,000	300,000

Total debt	$1,848,000	$1,938,000

Total leverage ratio (g)	4.99x	5.53x
Interest coverage ratio (h)	3.99x	3.77x

*	See Tables 3 and 5.

TABLE 2*

Mediacom LLC

Selected Financial and Operating Data

(Dollars in thousands, except per unit data)

(Unaudited)

	Three Months Ended June 30,
	2014	2013	YoY% Change
Video	$87,801	$89,425	(1.8%)
High-speed data	54,407	50,962	6.8%
Phone	14,480	15,121	(4.2%)
Business services	18,311	16,167	13.3%
Advertising	3,844	3,919	(1.9%)

Total revenues	$178,843	$175,594	1.9%
Service costs	(77,391)	(75,603)	2.4%
SG&A expenses	(30,918)	(30,328)	1.9%
Management fees	(3,200)	(3,000)	6.7%

OIBDA (a)	$67,334	$66,663	1.0%
Investment income from affiliate	4,500	4,500	—

Adjusted OIBDA (a)	$71,834	$71,163	0.9%
Cash interest expense (a)	(22,583)	(22,851)	(1.2%)
Capital expenditures (b)	(32,027)	(35,636)	(10.1%)

Free cash flow (a)	$17,224	$12,676	35.9%

Adjusted OIBDA margin (i)	40.2%	40.5%

	June 30, 2014	June 30, 2013
Video customers	404,000	434,000
High-speed data (“HSD”) customers	439,000	424,000
Phone customers	179,000	174,000

Primary service units (“PSUs”)	1,022,000	1,032,000

Video customer declines	(9,000)	(7,000)
HSD customer increases	1,000	4,000
Phone customer (declines) increases	(1,000)	5,000

Quarterly PSU (declines) increases	(9,000)	2,000

Customer relationships (d)	571,000	574,000

Average total monthly revenue per:
PSU (e)	$58.08	$56.77
Customer relationship (f)	$103.86	$101.97

	June 30, 2014	June 30, 2013
Bank credit facility	$827,000	$902,000
9 1⁄8% senior notes due 2019	350,000	350,000
7 1⁄4% senior notes due 2022	250,000	250,000

Total debt	$1,427,000	$1,502,000

Total leverage ratio (g)	4.97x	5.28x
Interest coverage ratio (h)	3.18x	3.11x

*	See Tables 4 and 5.

TABLE 3

Mediacom Broadband LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014	2013
Free cash flow	$30,927	$17,988
Capital expenditures	34,002	41,836
Dividend to preferred members	4,500	4,500
Other expense, net	(449)	(360)
Changes in assets and liabilities, net	(1,584)	(6,741)

Net cash flows provided by operating activities	$67,396	$57,223

OIBDA	$92,671	$87,563
Depreciation and amortization	(39,678)	(39,470)

Operating income	$52,993	$48,093

Cash interest expense	$23,242	$23,239
Amortization of deferred financing costs	1,471	1,391

Interest expense, net	$24,713	$24,630

TABLE 4

Mediacom LLC

Reconciliation of Non-GAAP Measures

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
	2014	2013
Free cash flow	$17,224	$12,676
Capital expenditures	32,027	35,636
Other expense, net	(273)	(594)
Changes in assets and liabilities, net	20,295	9,415

Net cash flows provided by operating activities	$69,273	$57,133

Adjusted OIBDA	$71,834	$71,163
Investment income from affiliate	(4,500)	(4,500)

OIBDA	$67,334	$66,663
Depreciation and amortization	(28,819)	(28,842)

Operating income	$38,515	$37,821

Cash interest expense	$22,583	$22,851
Amortization of deferred financing costs	1,031	794

Interest expense, net	$23,614	$23,645

TABLE 5

Use of Non-GAAP Financial Measures

“OIBDA,” “Adjusted OIBDA,” “cash interest expense” and “free cash flow” are not financial measures calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States. We define OIBDA as operating income before depreciation and amortization and Adjusted OIBDA as OIBDA plus investment income from affiliate. We define cash interest expense as interest expense, net, less amortization of deferred financing costs. For Mediacom Broadband LLC, we define free cash flow as OIBDA less capital expenditures, cash interest expense and dividends to preferred members. For Mediacom LLC, we define free cash flow as Adjusted OIBDA less capital expenditures and cash interest expense. OIBDA, Adjusted OIBDA, cash interest expense and free cash flow have inherent limitations as discussed below.

OIBDA and Adjusted OIBDA are some of the primary measures used by management to evaluate our performance and to forecast future results. We believe OIBDA and Adjusted OIBDA are useful for investors because it enables them to assess our performance in a manner similar to the methods used by management, and provides a measure that can be used to analyze value and compare the companies in the cable industry. A limitation of OIBDA and Adjusted OIBDA, however, is that they exclude depreciation and amortization, which represents the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our business. Management utilizes a separate process to budget, measure and evaluate capital expenditures. OIBDA and Adjusted OIBDA may not be comparable to similarly titled measures used by other companies, which may have different depreciation and amortization policies, and are key components in our covenant calculations, as defined under our debt arrangements.

Free cash flow is used by management to evaluate our ability to repay debt, and to facilitate the growth of our business with internally generated funds. A limitation of free cash flow, however, is that it may be affected by the timing of our capital spending. We believe free cash flow is useful for investors for the same reasons and provides measures that can be used to analyze value and compare companies in the cable industry, although our measure of free cash flow may not be directly comparable to similar measures reported by other companies.

OIBDA, Adjusted OIBDA and free cash flow should not be regarded as alternatives to operating income or net income as indicators of operating performance, or to the statement of cash flows as measures of liquidity, nor should they be considered in isolation or as substitutes for financial measures prepared in accordance with GAAP. We believe that operating income is the most directly comparable GAAP financial measure to OIBDA and Adjusted OIBDA, and that net cash flows provided by operating activities is the most directly comparable GAAP financial measure to free cash flow.

Cash interest expense excludes the amortization of financing costs which were paid upon the financing of the relevant debt. We believe cash interest expense is useful for investors because it enables them to assess our cost of debt for the current period without including the amortization of financing costs that were previously paid. We believe interest expense, net, is the most directly comparable GAAP financial measure to cash interest expense.

For reconciliations of OIBDA, Adjusted OIBDA, cash interest expense and free cash flow to their most directly comparable GAAP financial measures, see Tables 3 and 4.

Cautionary Statement Regarding Forward-Looking Statements

In this press release, we state our beliefs of future events and of our future financial performance. These forward-looking statements are not guarantees of future performance or results, and are subject to risks and uncertainties that could cause actual results to differ materially from historical results or those we anticipate as a result of various factors, many of which are beyond our control. Factors that may cause such differences to occur include, but are not limited to: increased levels of competition; greater than anticipated programming and other service costs; our ability to generate sufficient cash flow to meet our debt service obligations; and other risks and uncertainties discussed in the most recent Annual Reports on Form 10-K for each of Mediacom Broadband LLC and Mediacom LLC. We disclaim any obligation to update any forward-looking statements contained herein, except as required by applicable federal securities laws.

NOTES:

(a)	See Table 5 for information about our use of Non-GAAP financial measures.

(b)	Capital expenditures exclude changes in accrued property, plant and equipment, which represented a cash use of $1.7 million and a cash source of $2.2 million at Mediacom Broadband LLC during the three months ended June 30, 2014 and 2013, respectively, and cash sources of $0.3 and $1.4 million at Mediacom LLC during the three months ended June 30, 2014 and 2013, respectively.

(c)	Represents OIBDA as a percentage of total revenues.

(d)	Represents the total number of customers that receive at least one level of service, without regard to which service(s) customers purchase.

(e)	Represents average total monthly revenues for the quarter divided by average PSUs for such quarter.

(f)	Represents average total monthly revenues for the quarter divided by average customer relationships for such quarter.

(g)	For Mediacom Broadband LLC, represents total debt at quarter end divided by annualized OIBDA for the quarter. For Mediacom LLC, represents total debt at quarter end divided by annualized Adjusted OIBDA for the quarter.

(h)	For Mediacom Broadband LLC, represents OIBDA divided by cash interest expense for the quarter. For Mediacom LLC, represents Adjusted OIBDA divided by cash interest expense for the quarter.

(i)	Represents Adjusted OIBDA as a percentage of total revenues.